Exhibit 11.1

                            ANTIGUA ENTERPRISES, INC.
       STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE-FULLY DILUTED

                                                         Years ended December 31,           Six months ended June 30,
                                                 ---------------------------------------    -------------------------
                                                    1994           1995          1996          1996          1997
                                                 ----------    -----------    ----------    ----------    -----------
                                                                                            (unaudited)   (unaudited)
Net loss ......................................  $ (911,714)   $(1,092,873)   $ (722,074)   $ (420,271)   $(1,987,681)
Dividends on Preferred Stock ..................                                                               (29,305)
                                                 ----------    -----------    ----------    ----------    -----------
Adjusted net loss .............................  $ (911,714)   $(1,092,873)   $ (722,074)   $ (420,271)   $(2,016,986)
                                                 ==========    ===========    ==========    ==========    ===========
Historical
         Weighted average common
           shares outstanding .................   1,531,384      1,959,423     2,188,056     2,035,606      2,611,911
         Common Stock Equivalents-
           Stock Options ......................         - *            - *           - *           - *            - *
           Stock Warrants .....................         - *            - *           - *           - *            - *
         Assumed Conversions ..................                                                                   - *
           Preferred Stock.....................                                                                   - *
           Convertible Debentures .............                                                                   - *
                                                 ----------    ----------     ----------    ----------    -----------
Weighted average common and
  common equivalent shares ....................   1,531,384      1,959,423     2,188,056     2,035,606      2,611,911
                                                 ==========    ===========    ==========    ==========    ===========
Primary net loss per share                       $    (0.60)   $     (0.56)   $    (0.33)   $    (0.21)   $     (0.77)
                                                 ==========    ===========    ==========    ==========    ===========

*Assumed conversion of each of these securities, on an individual basis, has an antidilutive effect on earings per share.
                                     Ex - 5

                            ANTIGUA ENTERPRISES, INC.
          STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE-PRIMARY

                                                         Years ended December 31,           Six months ended June 30,
                                                 ---------------------------------------    -------------------------
                                                    1994           1995          1996          1996          1997
                                                 -----------   -----------    ----------    ----------    -----------
                                                                                            (unaudited)   (unaudited)
Net loss ....................................... $ (911,714)   $(1,092,873)   $ (722,074)   $ (420,271)   $(1,987,681)
Dividends on Preferred Stock ...................                                                              (29,305)
                                                 -----------   -----------    ----------    ----------    -----------
Adjusted net loss .............................. $ (911,714)   $(1,092,873)   $ (722,074)   $ (420,271)   $(2,016,986)
                                                 ===========   ===========    ==========    ==========    ===========
Historical
         Weighted average common
           shares outstanding ..................  1,531,384      1,959,423     2,188,056     2,035,606      2,611,911
         Common Stock Equivalents-
           Stock Options .......................        - *            - *           - *           - *            - *
           Stock Warrants ......................        - *            - *           - *           - *            - *
                                                 -----------   -----------    ----------    ----------    -----------
Weighted average common and
  common equivalent shares .....................  1,531,384      1,959,423     2,188,056     2,035,606      2,611,911
                                                 ===========   ===========    ==========    ==========    ===========
Primary net loss per share                       $    (0.60)   $     (0.56)   $    (0.33)   $    (0.21)   $     (0.77)
                                                 ===========   ===========    ==========    ==========    ===========

Note: Preferred stock and convertible debentures are not considered common stock equivalents, because the applicable interest rates exceed the prime rate.

*Assumed conversion of each of these securities, on an individual basis, has an antidilutive effect on earings per share.
                                     Ex - 6